As filed with the Securities and Exchange Commission on  January 10, 2011

Registration No.  333-128011

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 5 to Form SB-2
on
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEFENSE INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	5900	84-1421483
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
Tel: (011) 972-3-7168383
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Veronica Zoltan
Rizzo Inc.
14812 Calvert Street
Van Nuys, California 91411
Tel: (818) 781-6891
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies of Communications to:

Steven J. Glusband, Esq.	Ayal Klinemintz, Adv.
Carter Ledyard & Milburn LLP	Yuval Levy & Co.
2 Wall Street	8 Ness Ziona St.
New York, NY 10005	Tel Aviv, Israel 63904
Tel: (212) 238-8605	Tel: 972 3 5172303
Fax: (212) 732-3232	Fax: 972 3 5164185

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 relates to the Registration Statement filed by Defense Industries International) (the "Company") on Form SB-2 (File No. 333-128011) and is being filed to deregister (i) all unsold shares of outstanding common stock, par value $0.0001 per share, of the Company and (ii) shares of common stock underlying unexercised warrants of the Company registered under the Registration Statement, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 5 to the  registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Petach Tikva, Israel, on January 10, 2011.

DEFENSE INDUSTRIES INTERNATIONAL, INC.

By: /s/ Uri Nissani
Uri Nissani
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 to the registration statement has been signed by the following persons in the capacities on January 10, 2011.

Name	Title
/s/ Uri Nissani Uri Nissani	Chairman of the Board of Directors, Chief Executive Officer and President
/s/Tsippy Moldovan Tsippy Moldovan	Chief Financial and Accounting Officer
/s/Motti Hassan Motti Hassan	Director
/s/Yoel Or Yoel Or	Director
/s/Avi Melamed Avi Melamed	Director
By: /s/Veronica Zoltan Veronica Zoltan Rizzo Inc. 14812 Calvert Street Van Nuys, California 91411 (818) 781-6891	Authorized Representative in the United States